ADMINISTRATION AGREEMENT

                 LEHMAN BROTHERS INSTITUTIONAL LIQUIDITY SERIES



       This Agreement is made as of December 23, 2004, between Lehman Brothers Institutional Liquidity Series, a Delaware statutory trust ("Trust"), and Neuberger Berman Management Inc., a New York corporation ("Administrator") with respect to the class or classes of shares of the Trust identified on Schedule A (each, a "Class").

       WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended ("1940 Act"), as an open-end, diversified management investment company and has established one or more separate series of shares ("Series"), with each Series having its own assets and investment policies, and with each Series having one or more classes of shares;

       WHEREAS, the Trust desires to retain the Administrator to furnish administrative services, including shareholder accounting, recordkeeping, and other services to shareholders, to each Series listed in Schedule A attached hereto (as it may be amended from time to time, or as appropriate, the Class or Classes of each such Series), and the Administrator is willing to furnish such services,

       NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

       1.      SERVICES OF THE ADMINISTRATOR.

       1.1 ADMINISTRATIVE SERVICES. The Administrator shall supervise the business and affairs of each Series and each Class and shall provide such services required for effective administration of such Series as are not provided by employees or other agents engaged by such Series; PROVIDED, that the Administrator shall not have any obligation to provide under this Agreement any services related to the distribution of a Series's shares, or any other services that are the subject of a separate agreement or arrangement between a Series and the Administrator. The Administrator can use any of the officers and employees of Neuberger Berman, LLC to provide any of the services or reports required under this agreement. Subject to the foregoing, in providing administrative services hereunder, the Administrator shall:

       1.1.1 OFFICE SPACE, EQUIPMENT AND FACILITIES. Furnish without cost to each Series and each of its Classes, or pay the cost of, such office space, office equipment and office facilities as are adequate for the needs of its Series and each of their Classes;

       1.1.2 PERSONNEL. Provide, without remuneration from or other cost to each Series, the services of individuals competent to perform all of the executive, administrative and clerical functions of each Series and each of its Classes that are not performed by employees or other agents engaged by the Series or by the Administrator acting in some other capacity pursuant to a separate agreement or arrangement with the Series;

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       1.1.3   AGENTS.  Assist each Series in  selecting  and  coordinating  the activities of the other agents engaged by the Series, including the Series's shareholder servicing agent, custodian, independent auditors and legal counsel;

       1.1.4 TRUSTEES AND OFFICERS. Authorize and permit the Administrator's directors, officers or employees who may be elected or appointed as trustees or officers of the Trust to serve in such capacities, without remuneration from or other cost to the Trust or any Series;

       1.1.5 BOOKS AND RECORDS. Assure that all financial, accounting and other records required to be maintained and preserved by each Series are maintained and preserved by it or on its behalf in accordance with applicable laws and regulations; and

       1.1.6   REPORTS AND FILINGS.  Assist in the  preparation  of (but not pay for) all periodic reports by each Series or its Classes to shareholders of such Series or Class and all reports and filings required to maintain the registration and qualification of the Series and the Institutional, Reserve or Investor Class shares, or to meet other regulatory or tax requirements applicable to the Series or its Institutional, Reserve or Investor Class, under federal and state securities and tax laws.

       1.2 SHAREHOLDER AND RELATED SERVICES (INSTITUTIONS). The Administrator shall provide each of the following services as may be required by any Series, its shareholders (some of which will be either a broker-dealer, pension plan administrator, or other institution that provides certain accounting, recordkeeping and other services to its accounts ("Accounts") and which has entered into an administrative services agreement with the Administrator (each, an "Institution")), or the Accounts, as specified; PROVIDED, that the Administrator's obligation to furnish any service to Accounts or Account holders of any Institution shall be dependent upon receipt of all necessary information from that Institution:

       1.2.1 PURCHASE ORDERS. Receive for acceptance, as agent for the Series, orders from Institutions and Accounts for the purchase of Series shares transmitted or delivered to the office of the Administrator, note the time and date of each order when received, promptly deliver payment for such purchases to the Series' custodian ("Custodian"), and coordinate with the Series or its designees for the issuance of the appropriate number of shares so purchased to the appropriate Institution or Account;

       1.2.2 RECORDS. Maintain records of the number of shares of each Series attributable to each Account (including name, address and taxpayer identification number), record all changes to such shares held in each Account on a daily basis, and furnish to each Series each business day the total number of shares of such Series attributable to all Accounts;

       1.2.3 REDEMPTION REQUESTS. Receive for acceptance requests and directions from Institutions and Accounts for the redemption of Series shares transmitted or delivered to the office of the Administrator, note the time and date of each request when received, process such requests and directions in accordance with the redemption procedures set forth in the then current Prospectus and Statement of Additional Information ("SAI") of the Series, and deliver the appropriate documentation to the Custodian;

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       1.2.4   WIRE  TRANSFERS.   Coordinate  and  implement  bank-to-bank  wire
transfers  in  connection   with  Series  share  purchases  and  redemptions  by
Institutions;

       1.2.5 REDEMPTION PAYMENTS. Upon receipt of monies paid to it by the Custodian with respect to any redemption of Series shares, pay or cause such monies to be paid pursuant to instructions by the appropriate Account or Institution.

       1.2.6 EXCHANGES. Receive and execute orders from Accounts and Institutions to exchange shares by concurrent purchases and redemptions of shares of a Series and shares of other Series or of other investment companies or series thereof pursuant to each Series's then current Prospectus and SAI;

       1.2.7 DIVIDENDS. Based upon information received from a Series regarding dividends or other distributions on Series shares, calculate the dividend or distribution attributable to each Account; if such dividend or distribution is payable in shares or by reinvestment in shares, calculate such shares for each Account and record same in the share records for each Account, and if such dividend or distribution is payable in cash, upon receipt of monies therefor from the Custodian, pay or cause such monies to be paid to the appropriate Account or as such Account may direct;

       1.2.8 INQUIRIES. Respond to telephonic, mail, and in-person inquiries from Institutions, Account holders, or their representatives requesting information regarding matters such as shareholder account or transaction status, net asset value ("NAV") of Series shares, Series performance, Series services, plans and options, Series investment policies, Series portfolio holdings, and Series distributions and taxation thereof;

       1.2.9   COMPLAINTS.   Deal  with   complaints   and   correspondence   of
Institutions and Account holders directed to or brought to the attention of the Administrator;

       1.2.10 REPORTS; PROXIES. Distribute as appropriate to all Account holders all Series reports, dividend and distribution notices, and proxy material relating to any meeting of Series shareholders, and soliciting, processing and tabulating proxies for such meetings;

       1.2.11 SPECIAL REPORTS. Generate or develop and distribute special data, notices, reports, programs and literature required by Institutions or by Account holders generally in light of developments, such as changes in tax laws; and

       1.2.12 AGENTS. Assist any institutional servicing agent ("Agent") engaged by the Series in the development, implementation and maintenance of the following special programs and systems to enhance each Series's capability to service its shareholders and Account holders servicing capability:

            (a)  Training programs for personnel of such Agent;

            (b) Joint programs with such Agent for the development of systems software, shareholder information reports, and other special reports;

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            (c)  Automatic data exchange  facilities with  shareholders and such
Agent;

            (d)  Automated   clearing   house   transfer    procedures   between
shareholders and such Agent; and

            (e) Touch-tone telephone information and transaction systems for shareholders.

      1.3 SHAREHOLDER AND RELATED SERVICES (SHAREHOLDERS PURCHASING DIRECTLY
          ONLY).
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       The  Administrator  shall provide such of the  following  services as are required by any Series or its shareholders who purchase shares directly:

      1.3.1 Direct shareholder services, consisting of:

            (a) Processing Series share purchase and redemption requests transmitted or delivered to the office of the Administrator;

            (b) Coordinating and implementing bank-to-bank wire transfers in connection with Series share purchases and redemptions;

            (c) Executing exchange orders involving concurrent purchases and redemption of shares of a Series and shares of other Series or of other investment companies or series thereof;

            (d) Responding to telephonic and in-person inquiries from existing shareholders or their representatives requesting information regarding matters such as shareholder account or transaction status, net asset value ("NAV") of Series shares, and Series performance, Series services, plans and options, Series investment policies, Series portfolio holdings, and Series distributions and classification thereof for tax purposes;

            (e)   Dealing  with   shareholder   complaints  and   correspondence
directed to or brought to the attention of the Administrator; and

            (f) Generating or developing and distributing special data, notices, reports, programs and literature required by large shareholders, by shareholders with specialized informational needs, or by shareholders generally in light of developments, such as changes in tax laws.

      1.3.2 Assisting any institutional servicing agent engaged by the Series in the development, implementation and maintenance of the following special programs and systems to enhance overall Series shareholder servicing capability, consisting of:

            (a)   Training   programs  for   personnel  of  such   institutional
servicing agent;

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            (b)   Joint programs with such institutional servicing agent for the development of systems software, shareholder information reports, and other special reports;

            (c) Automatic data exchange facilities with shareholders and such institutional servicing agent;

            (d)   Automated    clearinghouse    transfer    procedures   between
shareholders and such institutional servicing agent; and

            (e) Touch-tone telephone information and transaction systems for shareholders.

      1.3.3 Such other shareholder and shareholder-related services, whether similar to or different from those described in Subparagraphs 1.3.1, 1.3.2 and
1.3.3 of this Paragraph 1.3, as the parties may from time to time agree in writing.

       1.4 BLUE SKY SERVICES. The Administrator shall maintain under this Agreement the registration or qualification of a Series and its shares under state Blue Sky or securities laws and regulations, as necessary; PROVIDED that such Series shall pay all related filing fees and registration or qualification fees.

       1.5 OTHER SERVICES. The Administrator shall provide such other services required by a Series as the parties may from time to time agree in writing are appropriate to be provided under this Agreement.

       2.       EXPENSES OF EACH SERIES.

       2.1 EXPENSES TO BE PAID BY THE ADMINISTRATOR. The Administrator shall pay all salaries, expenses and fees of the officers, trustees, or employees of the Trust who are officers, directors or employees of the Administrator. If the Administrator pays or assumes any expenses of the Trust, Series or Class not required to be paid or assumed by the Administrator under this Agreement, the Administrator shall not be obligated hereby to pay or assume the same or any similar expense in the future; PROVIDED, that nothing herein contained shall be deemed to relieve the Administrator of any obligation to the Trust or to a Series or Class under any separate agreement or arrangement between the parties.

       2.2 EXPENSES TO BE PAID BY THE SERIES. Each Series shall bear all expenses of its operation, except those specifically allocated to the Administrator under this Agreement or under any separate agreement between such Series and the Administrator. Expenses to be borne by such Series shall include both expenses directly attributable to the operation of that Series and the offering of its shares, as well as the portion of any expenses of the Trust that is properly allocable to such Series in a manner approved by the trustees of the Trust ("Trustees"). (The allocation of such expenses among the classes of a Series, on either a class-specific or a pro rata basis, shall be made in accordance with the Trust's Rule 18f-3 Plan.) Subject to any separate agreement or arrangement between the Trust or a Series and the Administrator, the expenses hereby allocated to each Series, and not to the Administrator, include, but are not limited to:

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       2.2.1    CUSTODY.  All  charges of  depositories,  custodians,  and other agents for the transfer, receipt, safekeeping, and servicing of its cash, securities, and other property;

       2.2.2 SHAREHOLDER SERVICING. All expenses of maintaining and servicing shareholder accounts, including but not limited to the charges of any shareholder servicing agent, dividend disbursing agent or other agent (other than the Administrator hereunder) engaged by a Series to service shareholder accounts;

       2.2.3 SHAREHOLDER REPORTS. All expenses of preparing, setting in type, printing and distributing reports and other communications to shareholders of a Series;

       2.2.4 PROSPECTUSES. All expenses of preparing, setting in type, printing and mailing annual or more frequent revisions of a Series's Prospectus and SAI and any supplements thereto and of supplying them to shareholders of the Series and Account holders;

       2.2.5 PRICING AND PORTFOLIO VALUATION. All expenses of computing a Series's net asset value ("NAV") per share, including any equipment or services obtained for the purpose of pricing shares or valuing the Series's investment portfolio;

       2.2.6 COMMUNICATIONS. All charges for equipment or services used for communications between the Administrator or the Series and any custodian, shareholder servicing agent, portfolio accounting services agent, or other agent engaged by a Series;

       2.2.7 LEGAL AND ACCOUNTING FEES. All charges for services and expenses of a Series's legal counsel and independent auditors;

       2.2.8 TRUSTEES' FEES AND EXPENSES. All compensation of Trustees other than those affiliated with the Administrator, all expenses incurred in connection with such unaffiliated Trustees' services as Trustees, and all other expenses of meetings of the Trustees or committees thereof;

       2.2.9    SHAREHOLDER   MEETINGS.   All  expenses  incidental  to  holding
meetings of shareholders, including the printing of notices and proxy materials, and proxy solicitation therefor;

       2.2.10 FEDERAL REGISTRATION FEES. All fees and expenses of registering and maintaining the registration of the Trust and each Series under the 1940 Act and the registration of each Series's shares under the Securities Act of 1933 (the "1933 Act"), including all fees and expenses incurred in connection with the preparation, setting in type, printing, and filing of any Registration Statement, Prospectus and SAI under the 1933 Act or the 1940 Act, and any amendments or supplements that may be made from time to time;

       2.2.11 STATE REGISTRATION FEES. All fees and expenses of qualifying and maintaining the qualification of the Trust and each Series and of each Series's shares for sale under securities laws of various states or jurisdictions, and of registration and qualification of each Series under all other laws applicable to

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a Series or its  business  activities  (including  registering  the  Series as a broker-dealer, or any officer of the Series or any person as agent or salesman of the Series in any state);

       2.2.12 SHARE CERTIFICATES. All expenses of preparing and transmitting a Series's share certificates, if any;

       2.2.13 CONFIRMATIONS. All expenses incurred in connection with the issue and transfer of a Series's shares, including the expenses of confirming all share transactions;

       2.2.14 BONDING AND INSURANCE. All expenses of bond, liability, and other insurance coverage required by law or regulation or deemed advisable by the Trustees, including, without limitation, such bond, liability and other insurance expense that may from time to time be allocated to the Series in a manner approved by the Trustees;

       2.2.15   BROKERAGE  COMMISSIONS.   All  brokers'  commissions  and  other
charges incident to the purchase, sale or lending of a Series's portfolio securities;

       2.2.16 TAXES. All taxes or governmental fees payable by or with respect to a Series to federal, state or other governmental agencies, domestic or foreign, including stamp or other transfer taxes;

       2.2.17 TRADE ASSOCIATION FEES. All fees, dues and other expenses incurred in connection with a Series's membership in any trade association or other investment organization;

       2.2.18 NONRECURRING AND EXTRAORDINARY EXPENSES. Such nonrecurring and extraordinary expenses as may arise, including the costs of actions, suits, or proceedings to which the Series is a party and the expenses a Series may incur as a result of its legal obligation to provide indemnification to the Trust's officers, Trustees and agents;

       2.2.19 ORGANIZATIONAL EXPENSES. All organizational expenses of each Series paid or assessed by the Administrator, which such Series shall reimburse to the Administrator at such time or times and subject to such condition or conditions as shall be specified in the Prospectus and SAI pursuant to which such Series makes the initial public offering of its shares; and

       2.2.20   INVESTMENT   ADVISORY  SERVICES.   Any  fees  and  expenses  for
investment advisory services that may be incurred or contracted for by a Series.

       3.       ADMINISTRATION FEE.

       3.1 FEE. As compensation for all services rendered, facilities provided and expenses paid or assumed by the Administrator to or for each Series or its Trust Class under this Agreement, the Trust Class of such Series shall pay the Administrator an annual fee as set out in Schedule B to this Agreement.

       3.2 COMPUTATION AND PAYMENT OF FEE. The administration fee shall accrue on each calendar day, and shall be payable monthly on the first business

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day of the next  succeeding  calendar  month.  The daily fee  accruals  for each
Series shall be computed by multiplying the fraction of one divided by the number of days in the calendar year by the applicable annual administration fee rate (as set forth in Schedule B hereto), and multiplying this product by the NAV of the Trust Class of such Series, determined in the manner set forth in such Series's then-current Trust Class Prospectus, as of the close of business on the last preceding business day on which such Series's Trust Class NAV was determined.

       4. OWNERSHIP OF RECORDS. All records required to be maintained and preserved by each Series pursuant to the provisions or rules or regulations of the Securities and Exchange Commission ("SEC") under Section 31(a) of the 1940 Act and maintained and preserved by the Administrator on behalf of such Series are the property of such Series and shall be surrendered by the Administrator promptly on request by the Series; PROVIDED, that the Administrator may at its own expense make and retain copies of any such records.

       5. REPORTS TO ADMINISTRATOR. Each Series shall furnish or otherwise make available to the Administrator such copies of that Series's Trust Class Prospectus, SAI, financial statements, proxy statements, reports, and other information relating to its business and affairs as the Administrator may, at any time or from time to time, reasonably require in order to discharge its obligations under this Agreement.

       6. REPORTS TO EACH SERIES. The Administrator shall prepare and furnish to each Series such reports, statistical data and other information in such form and at such intervals as such Series may reasonably request.

       7. OWNERSHIP OF SOFTWARE AND RELATED MATERIALS. All computer programs, written procedures and similar items developed or acquired and used by the Administrator in performing its obligations under this Agreement shall be the property of the Administrator, and no Series will acquire any ownership interest therein or property rights with respect thereto.

       8. CONFIDENTIALITY. The Administrator agrees, on its own behalf and on behalf of its employees, agents and contractors, to keep confidential any and all records maintained and other information obtained hereunder which relates to any Series or to any of a Series's former, current or prospective shareholders, EXCEPT that the Administrator may deliver records or divulge information (a) when requested to do so by duly constituted authorities after prior notification to and approval in writing by such Series (which approval will not be unreasonably withheld and may not be withheld by such Series where the Administrator advises such Series that it may be exposed to civil or criminal contempt proceedings or other penalties for failure to comply with such request) or (b) whenever requested in writing to do so by such Series.

       9. THE ADMINISTRATOR'S ACTIONS IN RELIANCE ON SERIES' INSTRUCTIONS, LEGAL OPINIONS, ETC.; SERIES' COMPLIANCE WITH LAWS.

       9.1 The Administrator may at any time apply to an officer of the Trust for instructions, and may consult with legal counsel for a Series or with the Administrator's own legal counsel, in respect of any matter arising in connection with this Agreement; and the Administrator shall not be liable for

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any  action  taken or  omitted  to be taken in good  faith  and with due care in accordance  with such  instructions  or with the advice or opinion of such legal
counsel.   The  Administrator  shall  be  protected  in  acting  upon  any  such instructions, advice or opinion and upon any other paper or document delivered by a Series or such legal counsel which the Administrator believes to be genuine and to have been signed by the proper person or persons, and the Administrator shall not be held to have notice of any change of status or authority of any officer or representative of the Trust, until receipt of written notice thereof from the Series.

       9.2 Except as otherwise provided in this Agreement or in any separate agreement between the parties and except for the accuracy of information furnished to each Series by the Administrator, each Series assumes full responsibility for the preparation, contents, filing and distribution of its Trust Class Prospectus and SAI, and full responsibility for other documents or actions required for compliance with all applicable requirements of the 1940 Act, the Securities Exchange Act of 1934, the 1933 Act, and any other applicable laws, rules and regulations of governmental authorities having jurisdiction over such Series.

       10. SERVICES TO OTHER CLIENTS. Nothing herein contained shall limit the freedom of the Administrator or any affiliated person of the Administrator to render administrative or shareholder services to other investment companies, to act as administrator to other persons, firms, or corporations, or to engage in other business activities.

       11. LIMITATION OF LIABILITY REGARDING THE TRUST. The Administrator shall look only to the assets of each Series for performance of this Agreement by the Trust on behalf of such Series, and neither the Trustees of the Trust ("Trustees") nor any of the Trust's officers, employees or agents, whether past, present or future shall be personally liable therefor.

       12. INDEMNIFICATION BY SERIES. Each Series shall indemnify the Administrator and hold it harmless from and against any and all losses, damages and expenses, including reasonable attorneys' fees and expenses, incurred by the Administrator that result from: (i) any claim, action, suit or proceeding in connection with the Administrator's entry into or performance of this Agreement with respect to such Series; or (ii) any action taken or omission to act committed by the Administrator in the performance of its obligations hereunder with respect to such Series; or (iii) any action of the Administrator upon instructions believed in good faith by it to have been executed by a duly authorized officer or representative of the Trust with respect to such Series; PROVIDED, that the Administrator shall not be entitled to such indemnification in respect of actions or omissions constituting negligence or misconduct on the part of the Administrator or its employees, agents or contractors. Before confessing any claim against it which may be subject to indemnification by a Series hereunder, the Administrator shall give such Series reasonable opportunity to defend against such claim in its own name or in the name of the Administrator.

       13. INDEMNIFICATION BY THE ADMINISTRATOR. The Administrator shall indemnify each Series and hold it harmless from and against any and all losses, damages and expenses, including reasonable attorneys' fees and expenses, incurred by such Series which result from: (i) the Administrator's failure to comply with the terms of this Agreement with respect to such Series; or (ii) the Administrator's lack of good faith in performing its obligations hereunder with respect to such Series; or (iii) the Administrator's negligence or misconduct or

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that of its employees, agents or contractors in connection herewith with respect to such Series. A Series shall not be entitled to such indemnification in respect of actions or omissions constituting negligence or misconduct on the part of that Series or its employees, agents or contractors other than the
Administrator   unless  such  negligence  or  misconduct   results  from  or  is
accompanied by negligence or misconduct on the part of the Administrator, any affiliated person of the Administrator, or any affiliated person of an affiliated person of the Administrator. Before confessing any claim against it which may be subject to indemnification hereunder, a Series shall give the Administrator reasonable opportunity to defend against such claim in its own name or in the name of the Trust on behalf of such Series.

       14. EFFECT OF AGREEMENT. Nothing herein contained shall be deemed to require the Trust or any Series to take any action contrary to the Trust Instrument or By-laws of the Trust or any applicable law, regulation or order to which it is subject or by which it is bound, or to relieve or deprive the Trustees of their responsibility for and control of the conduct of the business and affairs of the Series or Trust.

       15. TERM OF AGREEMENT. The term of this Agreement shall begin on the date first written above with respect to each Series and, unless sooner terminated as hereinafter provided, this Agreement shall remain in effect through October 31, 2005. Thereafter, this Agreement shall continue in effect with respect to each Series from year to year, subject to the termination provisions and all other terms and conditions hereof; PROVIDED, such continuance with respect to a Series is approved at least annually by vote or written consent of the Trustees, including a majority of the Trustees who are not interested persons of either party hereto ("Disinterested Trustees"); and PROVIDED FURTHER, that the Administrator shall not have notified a Series in writing at least sixty days prior to the first expiration date hereof or at least sixty days prior to any expiration date in any year thereafter that it does not desire such continuation. The Administrator shall furnish any Series, promptly upon its request, such information as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal or amendment thereof.

       16. AMENDMENT OR ASSIGNMENT OF AGREEMENT. Any amendment to this Agreement shall be in writing signed by the parties hereto; PROVIDED, that no such amendment shall be effective unless authorized on behalf of any Series (i) by resolution of the Trustees, including the vote or written consent of a majority of the Disinterested Trustees, or (ii) by vote of a majority of the outstanding voting securities of the Trust Class of such Series. This Agreement shall terminate automatically and immediately in the event of its assignment; provided, that with the consent of a Series, the Administrator may subcontract to another person any of its responsibilities with respect to such Series.

       17. TERMINATION OF AGREEMENT. This Agreement may be terminated at any time by either party hereto, without the payment of any penalty, upon at least sixty days' prior written notice to the other party; PROVIDED, that in the case of termination by any Series, such action shall have been authorized (i) by resolution of the Trustees, including the vote or written consent of the Disinterested Trustees, or (ii) by vote of a majority of the outstanding voting securities of the Trust Class of such Series.

       18. INTERPRETATION AND DEFINITION OF TERMS. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretation thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to the 1940 Act. Specifically, the terms "vote of a majority of the outstanding voting securities," "interested persons," "assignment" and "affiliated person," as used in this Agreement shall have the meanings assigned to them by Section 2(a) of the 1940 Act. In addition, when the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is modified, interpreted or relaxed by a rule, regulation or order of the SEC, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

       19 CHOICE OF LAW. This Agreement is made and to be principally performed in the State of New York, and except insofar as the 1940 Act or other federal laws and regulations may be controlling, this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York.

       20 CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

       21  EXECUTION   IN   COUNTERPARTS.   This   Agreement   may  be  executed
simultaneously in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective seals to be hereunto affixed, as of the day and year first above written.



                                           LEHMAN BROTHERS INSTITUTIONAL
                                           LIQUIDITY SERIES


                                           /s/ Peter E. Sundman
                                           ------------------------------------
                                           Name: Peter E. Sundman
                                           Title: Chief Executive Officer


                                           NEUBERGER BERMAN MANAGEMENT INC.

                                           /s/ Robert Conti
                                           ------------------------------------
                                           Name: Robert Conti
                                           Title: Executive Vice Presideent



                                           Date: December 23, 2004

                 LEHMAN BROTHERS INSTITUTIONAL LIQUIDITY SERIES
                            ADMINISTRATION AGREEMENT

                                   SCHEDULE A




The Institutional  Class of the Series of Lehman
Brothers    Institutional    Liquidity    Series
currently subject to this Agreement are as follows:


Lehman Brothers Institutional Liquidity Fund
Lehman Brothers Prime Money Fund
Lehman Brothers U.S. Treasury Fund


The Reserve Class of the Series of Lehman
Brothers Institutional Liquidity Series
currently subject to this Agreement are as follows:




Lehman Brothers Institutional Liquidity Fund
Lehman Brothers Prime Money Fund
Lehman Brothers U.S. Treasury Fund


The Investor Class of the Series of Lehman
Brothers Institutional Liquidity Series
currently subject to this Agreement are as follows:




Lehman Brothers Institutional Liquidity Fund
Lehman Brothers Prime Money Fund
Lehman Brothers U.S. Treasury Fund











Date: December 23, 2004

                  LEHMAN BROTHERS INSTITUTIONAL LIQUIDTY SERIES
                            ADMINISTRATION AGREEMENT

                                   SCHEDULE B


       Compensation   pursuant  to   Paragraph   3  of  the  Lehman   Brothers
Institutional Liquidity Series Administration Agreement shall be:

       (1)   For the services provided to

             (a) the Institutional Class of a Series and its shareholders (including amounts paid to third parties), 0.05% per annum of the average daily net assets of the Institutional Class of said Series;

             (b) the Reserve Class of a Series and its shareholders (including amounts paid to third parties), 0.08% per annum of the average daily net assets of the Reserve Class of said Series;

             (c) the Investor Class of a Series and its shareholders (including amounts paid to third parties), 0.15% per annum of the average daily net assets of the Investor Class of said Series;

       plus in each case

       (2) certain out-of-pocket expenses for technology used for shareholder servicing and shareholder communication, subject to the prior approval of an annual budget by the Trust's Board of
             Trustees, including a majority of those Trustees who are not interested persons of the Trust or of Neuberger Berman Management Inc., and periodic reports to the Board of Trustees on actual expenses.




Date:  December 23, 2004